Exhibit 2.2

BARBARA K. CEGAVSKE
Secretary of State

KIMBERLEY PERONDI
Deputy Secretary for Commercial Recordings

STATE OF NEVADA

OFFICE OF THE SECRETARY OF STATE

Commercial Recordings & Notary Division
202 N. Carson Street
Carson City, NV 89701
Telephone (775) 684-5708
Fax (775) 684-7138

North Las Vegas City Hall
2250 Las Vegas Blvd North, Suite 400
North Las Vegas, NV 89030
Telephone (702) 486-2880
Fax (702) 486-2888

Katharina Bahnsen
5701 Golden Eagle Dr
Reno, NV 89523, USA

Work Order #: W2022032400391
March 24, 2022
Receipt Version: 1

Special Handling Instructions:

Submitter ID: 48262

Charges

Description	Fee Description	Filing Number	Filing Date/Time	Filing Status	Qty	Price	Amount
Certificate of Designation	Fees	20222196313	3/24/2022 9:08:27 AM	InternalReview	1	$175.00	$175.00
Total							$175.00

Payments

Type	Description	Payment Status	Amount
Credit Card	6481380946846119203088	Success	$175.00
Total			$175.00

Credit Balance: $0.00

Katharina Bahnsen
5701 Golden Eagle Dr
Reno, NV 89523, USA

BARBARA K. CEGAVSKE
Secretary of State

KIMBERLEY PERONDI
Deputy Secretary for
Commercial Recordings

STATE OF NEVADA

OFFICE OF THE
SECRETARY OF STATE

Commercial Recordings Division
202 N. Carson Street
Carson City, NV 89701
Telephone (775) 684-5708
Fax (775) 684-7138

North Las Vegas City Hall
2250 Las Vegas Blvd North, Suite 400
North Las Vegas, NV 89030
Telephone (702) 486-2880
Fax (702) 486-2888

Business Entity - Filing Acknowledgement

03/24/2022

Work Order Item Number:	W2022032400391 - 2004261
Filing Number:	20222196313
Filing Type:	Certificate of Designation
Filing Date/Time:	03/24/2022 09:08:27 AM
Filing Page(s):	6

Indexed Entity Information:

Entity ID: C5889-1998

Entity Name: GENESIS ELECTRONICS GROUP INC.

Entity Status: Active

Expiration Date: None

Non-Commercial Registered Agent
KATHARINA BAHNSEN
5701 GOLDEN EAGLE DR, RENO, NV 89523, USA

The attached document(s) were filed with the Nevada Secretary of State, Commercial Recording Division. The filing date and time have been affixed to each document, indicating the date and time of filing. A filing number is also affixed and can be used to reference this document in the future.

Respectfully,

Barbara K. Cegavske

BARBARA K. CEGAVSKE
Secretary of State

Page 1 of 1

Commercial Recording Division
202 N. Carson Street

TYPE OR PRINT - USE DARK INK ONLY - DO NOT HIGHLIGHT 1. Entity information: Name of entity: GENESIS ELECTRONICS GROUP INC. Entity or Nevada Business Identification Number (NVID): NV19981173151 2. Effective date and time: For Certificate of Designation or Date: 03/24/2022 Time: Amendment to Designation Only (Optional): (must not be later than 90 days after the certificate is filed) 3. Class or series of stock: (Certificate of Designation only) The class or series of stock being designated within this filing: Series A Preferred 4. Information for amendment of class or series of stock: The original class or series of stock being amended within this filing: 5 . Amendment of class or series of stock : Certificate of Amendment to Designation - Before Issuance of Class or Series As of the date of this certificate no shares of the class or series of stock have been issued. Certificate of Amendment to Designation - After Issuance of Class or Series The amendment has been approved by the vote of stockholders holding shares in the corporation entitling them to exercise a majority of the voting power, or such greater proportion of the voting power as may be required by the articles of incorporation or the certificate of designation. 6.Resolution: (Certificate of Designation and Amendment to Designation only) By resolution of the board of directors pursuant to a provision in the articles of incorporation this certificate establishes OR amends the following regarding the voting powers, designations, preferences, limitations, restrictions and relative rights of the following class or series of stock.* 7. Withdrawal: Designation being Date of Withdrawn: Designation: No shares of the class or series of stock being withdrawn are outstanding. The resolution of the board of directors authorizing the withdrawal of the certificate of designation establishing the class or series of stock: * 8. Signature: (Required) X Nanny Katharina Bahnsen Date: 03/24/2022 Signature of Officer BARBARA K. CEGAVSKE Secretary of State 202 North Carson Street Carson City, Nevada 89701 - 4201 (775) 684 - 5708 Website: www.nvsos.gov www.nvsilverflume.gov Certificate, Amendment or Withdrawal of Designation NRS 78.1955, 78.1955(6) Certificate of Designation Certificate of Amendment to Designation - Before Issuance of Class or Series Certificate of Amendment to Designation - After Issuance of Class or Series Certificate of Withdrawal of Certificate of Designation This form must be accompanied by appropriate fees. page1 of 1 Revised: 1/1/2019 Filed in the Office of Secretary of State State Of Nevada Business Number C5889 - 1998 Filing Number 20222196313 Filed On 03/24/2022 09:08:27 AM Number of Pages 6

1 UP, INC. GENESIS ELECTRONICS GRO CERTIFICATE OF DESIGNATION OF PREFERENCES, RIGHTS AND LIMITATIONS OF SERIES A PREFERRED STOCK Genesis Electronics Gorup, Inc . (the “Company”), a corporation organized and existing under the laws of Nevada, does hereby certify that, pursuant to authority conferred upon the Board of Directors of the Company by the Articles of Incorporation of the Company, it has adopted resolutions (a) authorizing the creation of Series A Preferred Stock of the Company and (b) providing for the designations, preferences and relative participating, optional or other rights, and the qualifications, limitations or restrictions thereof, as follows : SECTION 1 . DESIGNATION OF SERIES . The shares of such series shall be designated as the “Series A Preferred Stock” and the number of shares initially constituting such series shall be up to One Thousand ( 1 , 000 ) shares . SECTION 2 . DIVIDENDS . The holders of the Series A Preferred Stock shall not be entitled to receive dividends paid on the common stock . SECTION 3 . LIQUIDATION PREFERENCE . The holders of the Series A Preferred Stock shall not be entitled to any liquidation preference . SECTION 4 . VOTING . The holders of the Series A Preferred Stock will have the shareholder voting rights as described in this Section 4 or as required by law . 1. Voting Rights . For so long as any shares of the Series A Preferred Stock remain issued and outstanding, the holders thereof, voting separately as a class, shall have the right to vote in an amount equal to fifty one percent ( 51% ) of the total voting power of the Company’s shareholders per 1 , 000 shares of Series A Preferred Stock held . The total voting power of the 1 , 000 shares of Series A Preferred Stock shall be fifty - one percent ( 51% ) . Such vote shall be determined by the holder(s) of a majority of the then issued and outstanding shares of Series A Preferred Stock . 2. Amendments to Articles and Bylaws . So long as the Series A Preferred Stock is outstanding, the Company shall not, without the affirmative vote of the holders of all outstanding shares of Series A Preferred Stock, voting separately as a class (i) amend, alter or repeal any provision of the Articles of Incorporation or the Bylaws of the Company so as to adversely affect the designations, preferences, limitations and relative rights of the Series A Preferred Stock, (ii) effect any reclassification of the Series A Preferred Stock, excluding a reverse stock split or forward split, or (iii) designate any additional series of preferred stock, the designation of which adversely effects the rights, privileges, preferences or limitations of the Series A Preferred Stock set forth herein . Filed in the Office of Secretary of State State Of Nevada Business Number C5889 - 1998 Filing Number 20222196313 Filed On 03/24/2022 09:08:27 AM Number of Pages 6

2 4 . 3 . Amendment of Rights of Series A Preferred Stock . The Company shall not, without the affirmative vote of the holders of all outstanding shares of the Series A Preferred Stock, amend, alter or repeal any provision of this Certificate of Designation, provided, however, that the Company may, by any means authorized by law and without any vote of the holders of shares of the Series A Preferred Stock, make technical, corrective, administrative or similar changes in this Certificate of Designation that do not, individually or in the aggregate, adversely affect the rights or preferences of the holders of shares of the Series A Preferred Stock . SECTION 5 . NO CONVERSION RIGHTS . The shares of the Series A Preferred Stock shall have no conversion rights into shares of common stock . SECTION 6 . REDEMPTION RIGHTS . The shares of the Series A Preferred Stock shall be automatically, and without any required action by the Company or the holders thereof, redeemed by the Company at their par value on the date that the Company’s shares of common stock first trade on any national securities exchange and such listing is conditioned upon the elimination of the preferential voting rights of the Series A Preferred Stock set forth in this Certificate of Designation . SECTION 7 . NOTICES . Any notice required hereby to be given to the holders of shares of the Series A Preferred Stock shall be deemed given if sent by email or deposited in the United States mail, postage prepaid, and addressed to each holder of record at his, her or its address appearing on the books of the Company . SECTION 8. MISCELLANEOUS. (a) The headings of the various sections and subsections of this Certificate of Designations are for convenience of reference only and shall not affect the interpretation of any of the provisions of this Certificate of Designation. (b) Whenever possible, each provision of this Certificate of Designation shall be interpreted in a manner as to be effective and valid under applicable law and publish policy. If any provision set forth herein is held to be invalid, unlawful or incapable of being enforced by reason of any rule of law or public policy, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating or otherwise adversely affecting the remaining provisions of this Certificate of Designation. No provision herein set forth shall be deemed dependent upon any other provision unless so expressed herein. If a court of competent jurisdiction should determine that a provision of this Certificate of Designation would be valid or enforceable if a period of time were extended or shortened, then such court may make such change as shall be necessary to render the provision in question effective and valid under applicable law. (c) Except as may otherwise be required by law, the shares of the Series A Preferred Stock shall not have any powers, designations, preferences or other special rights, other than those specifically set forth in this Certificate of Designation

IN WITNESS WHEREOF, the undersigned have executed this Certificate this 22 day of March, 2022.

/s/ Nanny Katharina Bahnsen
Name:	Nanny Katharina Bahnsen
Title:	CEO, CFO, Chairwoman

3 IN WITNESS WHEREOF, the undersigned have executed this Certificate this 22 day of March, 2022. Name: Title: Nanny Katharina Bahnsen CEO, CFO, Chairwoman

ENT RS OF ACTION BY WRITTEN CONS OF THE BOARD OF DIRECTO GENESIS ELECTRONICS GROUP, INC. The undersigned, being all of the members of Board of Directors of Genesis Electronics Group, Inc . , a Nevada corporation (the “Company”), hereby approve and adopt the following resolutions, effective as of March 22 , 2022 : WHEREAS, the Board of Directors deems it to be in the best interests of the Company and its stockholders to withdraw the Company’s Series A Preferred Stock, previously signed and designated on October 27 , 2021 , and designate a new series of preferred stock as Series A Preferred Stock, and issue 1 , 000 shares of Series A Preferred Stock to Braden Jones . RESOLVED , that the Company shall withdraw the Certificate of Designation of the Company’s Series A Preferred Stock ; RESOLVED , that the Company shall designate a new series of preferred stock as Series A Preferred Stock, substantially in the form of the Certificate of Designation within Exhibit A hereto is hereby approved ; RESOLVED , that the Company shall issue 1 , 000 shares of newly created Series A Preferred Stock to Braden Jones for $ 100 , and upon issuance such shares will be duly issued, fully paid and nonassessable ; RESOLVED , that the officers of the Company be, and each of them with full authority to act without the others hereby is, authorized and directed for and on behalf of the Company to take or cause to be taken any and all actions, to execute and deliver any and all certificates, instructions, requests, or other instruments, and to do any and all things which, in any such officer’s judgment, may be necessary or desirable to effect each of the foregoing resolutions and to carry out the purposes thereof, the taking of any such actions, the execution and delivery of any such certificates, instructions, requests, or instruments, or the doing of any such things to be conclusive evidence of their necessity or desirability ; RESOLVED , that all actions, executions, and delivery of documents, instruments and agreements taken by any officer of the Company prior to this date relating to the purpose and intent of the foregoing resolutions be, and they hereby are, in all respects approved, ratified, confirmed and adopted as the official acts and deeds of the Company ; and it is further RESOLVED , that this consent may be executed in two or more counterparts ; each of which shall be deemed an original, but all of which together shall be deemed an original, and all of which together shall constitute one and the same instrument IN WITNESS WHEREOF , the undersigned, constituting all of the members of the Board of Directors of the Company, consent hereto in writing and direct that this instrument be filed with the minutes of proceedings of the Board of Directors of the Company . Nanny Katharina Bahnsen - Chairwoman March 22, 2022 Filed in the Office of Secretary of State State Of Nevada Business Number C5889 - 1998 Filing Number 20222196313 Filed On 03/24/2022 09:08:27 AM Number of Pages 6

Exhibit A

Certificate of Designation of Series A Stock

Exhibit A Certificate of Designation of Series A Stock